As filed with the U.S. Securities and Exchange Commission on September 18, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SunTrust Banks, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	58-1575035
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

303 Peachtree Street, NE

Atlanta, Georgia 30308

(800) 786-8787

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ellen M. Fitzsimmons

Corporate Executive Vice President, General Counsel and Corporate Secretary

SunTrust Banks, Inc.

303 Peachtree Street, NE

Atlanta, Georgia 30308

(800) 786-8787

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Keith M. Townsend

Zachary L. Cochran

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior debt securities	(2)	(2)	(2)	(2)
Subordinated debt securities
Preferred stock
Depositary shares(3)
Common stock
Warrants
Purchase contracts
Units(4)

(1)

The securities of each class may be offered and sold by the Registrant or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in warrants, purchase contracts, units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)

Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will represent an interest in two or more securities, which may or may not be separable from one another. Because units will consist of a combination of other securities registered hereunder, no additional registration fee is required for the units.

PROSPECTUS

SunTrust Banks, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Purchase Contracts

Units

The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2018

Unless the context requires otherwise, references to “we,” “us,” “our” and similar terms are to SunTrust Banks, Inc. and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, preferred stock, depositary shares representing interests in preferred stock, common stock, warrants, purchase contracts and units in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement, pricing supplement, index supplement, product supplement or other type of offering document or supplement (together referred to as a “prospectus supplement”) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-3000.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities

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Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

•	Current Reports on Form 8-K filed January 26, 2018, January 29, 2018, February 14, 2018, April 20, 2018, April 24, 2018 (two filings), April 26, 2018, June 28, 2018 and July 24, 2018;

•

the description of SunTrust’s Perpetual Preferred Stock, Series A, no par value and $100,000 liquidation preference per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed September 12, 2006, including any amendment or report filed for the purpose of updating such description; and

•

the description of SunTrust’s common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

SunTrust Banks, Inc.

303 Peachtree Street, NE

Atlanta, Georgia 30308

Telephone: 404-658-4879

Attn: Corporate Secretary

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where such offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements as of December 31, 2017 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, other than the underwriting discounts and commissions, expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant.

Filing Fee—Securities and Exchange Commission	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and depositary fees and expenses	(2)
Printing and engraving expenses	(2)
Blue sky fees and expenses	(2)
Ratings agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous fees and expenses	(2)

Total	$(2)

(1)

The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and
457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Georgia Business Corporation Code (the “GBCC”) and the Registrant’s Amended and Restated Bylaws.

Statutory Authority

The GBCC allows a corporation, pursuant to the corporation’s articles of incorporation, bylaws, contract or resolution approved or ratified by the corporation’s shareholders, to indemnify or obligate itself to indemnify a director or officer made party to a proceeding, including a proceeding brought by or in the right of the corporation. In addition, the GBCC permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision, which has been adopted by the Company, pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws).

Bylaw Authority

Pursuant to the terms and subject to the limitations contained in Article VII of the Registrant’s Amended and Restated Bylaws, the Registrant will indemnify each person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, because such person is or was a director or officer of the Registrant, or a person who, while a director or officer of the Registrant, is or was serving at the Registrant’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses (including counsel fees) incurred in the proceeding if such person conducted himself or herself in good faith and, in the case of conduct in an official capacity, such person reasonably believed such conduct was in the best interest of the Registrant, or in all other cases, such person reasonably believed such conduct was at least not opposed to the best interests of the Registrant and, in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The Registrant will not, however, indemnify any person in connection with (i) a proceeding by or in the right of the Registrant, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct in the Registrant’s Amended and Restated Bylaws, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received, whether or not involving action in such person’s official capacity.

Pursuant to the terms and subject to the limitations contained in Article VII of the Registrant’s Amended and Restated Bylaws, the Registrant may advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because such person is a director or officer in advance of final disposition of the proceeding if authorized by the Registrant’s Board of Directors and if such person furnishes (1) a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification and (2) a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant. Such undertaking must be an unlimited general obligation of the director or officer but need not be secured and shall be accepted without reference to the financial ability to make repayment.

The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and the Registrant may provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law and the Registrant’s constituent documents.

The Registrant also carries insurance to provide indemnification to its directors and officers. Such policy provides for indemnification of the Registrant for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement for Debt Securities

1.2*	Form of Underwriting Agreement for Preferred Stock or Depositary Shares

1.3*	Form of Underwriting Agreement for Common Stock

1.4*	Form of Underwriting Agreement for Warrants

1.5*	Form of Underwriting Agreement for Purchase Contracts

1.6*	Form of Underwriting Agreement for Units

1.7	Master Agency Agreement, dated as of September 13, 2010 among SunTrust Banks, Inc. and SunTrust Robinson Humphrey, Inc., incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K filed on September 14, 2010, (i) as amended by Amendment No. 1 to Master Agency Agreement, dated October 3, 2012, among SunTrust Banks, Inc. and SunTrust Robinson Humphrey, Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed October 3, 2012 and (ii) as amended and supplemented by the Agent Accession Letter, dated April 25, 2018, among SunTrust Banks, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, incorporated by reference to Exhibit 1.2 to the Registrant’s Current Report on Form 8-K filed April 26, 2018

4.1	Amended and Restated Articles of Incorporation of the Registrant, restated effective January 20, 2009, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed January 22, 2009, as further amended by (i) Articles of Amendment dated December 13, 2012, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 20, 2012, (ii) the Articles of Amendment dated November 6, 2014, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 7, 2014, (iii) the Articles of Amendment dated May 1, 2017, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 2, 2017, and (iv) the Articles of Amendment dated November 13, 2017, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 14, 2017

4.2	Bylaws of the Registrant, as amended and restated on August 11, 2015, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 13, 2015

4.3.1	Indenture dated as of September 10, 2007 between SunTrust and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Senior Debt Securities, incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on September 10, 2007

4.3.2	Form of Indenture between SunTrust and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Subordinated Debt Securities (incorporated by reference to Exhibit 4.4.2 to the Registrant’s Form S-3 filed on September 5, 2006)

4.4.1	Form of Senior Debt Security (included in Exhibit 4.3.1)

4.4.2*	Form of Subordinated Debt Security

4.5*	Form of Preferred Stock Certificate

4.6*	Form of Deposit Agreement, including form of Depositary Receipt

4.7*	Form of Warrant Agreement, including form of Warrant Certificate

4.8*	Form of Purchase Contract

4.9*	Form of Unit Agreement, including form of Unit Certificate

5.1	Opinion of King & Spalding LLP

8.1	Tax Opinion of King & Spalding LLP

12.1	Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of King & Spalding LLP (include in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page of this Registration Statement)

25.1	Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Senior Debt

25.2	Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Subordinated Debt

*	To be filed under a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(B)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 18, 2018.

SunTrust Banks, Inc.

By:	/s/ William H. Rogers, Jr.
	Name:	William H. Rogers, Jr.
	Title:	Chairman of the Board and Chief Executive Officer

We, the undersigned directors and officers of SunTrust Banks, Inc. whose signatures appear below, do hereby constitute and appoint Ellen M. Fitzsimmons and L. Allison Dukes, and each or either of them, our true and lawful attorneys-in-fact and agents with full and several power of substitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on September 18, 2018.

Signature	Title

/s/ William H. Rogers, Jr.
William H. Rogers, Jr.	Chairman of the Board (Director) and Chief Executive Officer
(Principal Executive Officer)

/s/ L. Allison Dukes
L. Allison Dukes	Corporate Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Ryan Richards
Ryan Richards	Senior Vice President and Controller
(Principal Accounting Officer)

/s/ Dallas S. Clement
Dallas S. Clement	Director

/s/ Paul R. Garcia
Paul R. Garcia	Director

/s/ M. Douglas Ivester
M. Douglas Ivester	Director

Signature	Title

/s/ Donna S. Morea
Donna S. Morea	Director

/s/ David M. Ratcliffe
David M. Ratcliffe	Director

/s/ Agnes Bundy Scanlan
Agnes Bundy Scanlan	Director

/s/ Frank P. Scruggs, Jr.
Frank P. Scruggs, Jr.	Director

/s/ Bruce L. Tanner
Bruce L. Tanner	Director

/s/ Steven C. Voorhees
Steven C. Voorhees	Director

/s/ Thomas R. Watjen
Thomas R. Watjen	Director